UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 17, 2009

Grubb & Ellis Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective as of July 17, 2009, we entered into the Amendment No. 2, or Amendment No. 2, to First Amended and Restated Advisory Agreement, or the Agreement, as amended, with our affiliated advisor, Grubb & Ellis Apartment REIT Advisor, LLC, or our advisor.

Amendment No. 2 added two new definitions to Section 1 of the Agreement: (i) "Real Estate-Related Securities," which means any real estate-related securities investments transferred or conveyed to us or to Grubb & Ellis Apartment REIT Holdings, L.P., our wholly-owned subsidiary partnership, or the Partnership, either directly or indirectly, or such investments our board of directors and our advisor mutually designate as Real Estate-Related Securities to the extent such investments could be classified as either Real Estate-Related Securities or properties; and (ii) "Offering Stage," which means the period from the commencement of our initial public equity offering through the termination of our last public equity offering prior to listing; or purposes of the definition of "Offering Stage," "public equity offering" does not include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the Partnership. Amendment No. 2 also provided that our advisor or its affiliates shall receive as compensation for services rendered in connection with the investigation, selection and acquisition of real estate assets other than properties and Real Estate-Related Securities (by purchase, investment or exchange) funded by equity raised during the Offering Stage by our advisor or its affiliates, including any acquisitions completed after the end of the Offering Stage and/or termination of the Agreement; an acquisition fee not to exceed 2.0% of the origination price or purchase price of the Real Estate-Related Securities and real estate assets other than properties originated or acquired by us.

Amendment No. 2 also provided that we would not be obligated to pay an asset management fee to our advisor until our stockholders have received distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, or our invested capital.

Amendment No. 2 also modified Section 11(b) of the Agreement to state that in extraordinary circumstances, our advisor and its affiliates may provide other goods and services to us if all of the following criteria are met: (i) the goods or services must be necessary to our prudent operation; and (ii) the compensation, price or fee must be equal to the lesser of the compensation, price or fee we would be required to pay to independent parties who are rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or the compensation, price or fee charged by our advisor or its affiliates for rendering comparable services or selling or leasing comparable goods to third parties on competitive terms.

The material terms of Amendment No. 2 are qualified in their entirety by the terms of the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment No. 2 to First Amended and Restated Advisory Agreement by and between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Apartment REIT Advisor, LLC, dated as of July 17, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Apartment REIT, Inc.

July 23, 2009	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2 to First Amended and Restated Advisory Agreement by and between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Apartment REIT Advisor, LLC, dated as of July 17, 2009.